EXHIBIT 10.2

PARENT COMPANY GUARANTEE

This is a first demand autonomous guarantee (garanzia autonoma a prima richiesta) (the "Guarantee"), dated as of 5 December 2022, given by

(1)	Capri Holdings Limited, a company limited by shares, incorporated under the laws of the British Virgin Island, with registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands and with business company number: 524407 (the "Guarantor"), in the interest of the Company (as defined below) and in favour and for the rateable benefit of:

(2)	Banca Nazionale del Lavoro S.p.A., a joint stock company (società per azioni) incorporated under the laws of the Republic of Italy, with its registered office in Viale Altiero Spinelli 30, Rome, Italy, share capital of Euro 2,076,940,000 fully paid in, tax code, VAT and registration with the Companies Register of Rome No. 09339391006, ("BNL");
(3)	Intesa Sanpaolo S.p.A., a joint stock company (società per azioni) with registered office in Turin, Piazza San Carlo n. 156, corporate capital equal to Euro 10,084,445,147.92 fully paid up, with tax code and registration number in the Registry of Enterprises of Turin with number 00799960158, group VAT number 11991500015 (IT11991500015), enrolled with the registry of the banks held by the Bank of Italy under n. 5361, parent company of the Gruppo Bancario Intesa Sanpaolo, enrolled in the Albo dei gruppi bancari, adhering at Fondo Interbancario di Tutela dei Depositi and at Fondo Nazionale di Garanzia, ("ISP");
(4)	UniCredit S.p.A., a company incorporated in Italy as a "società per azioni", having its registered office and head office in Piazza Gae Aulenti, 3, Tower A, 20154 Milan, corporate capital equal to Euro 21,220,169,840.48, fully paid in, registered with the "Albo delle Banche and the Albo dei Gruppi Bancari" under the number 02008.1, number of registration with the Companies Register of Milano-Monza-Brianza-Lodi, tax code and VAT number 00348170101, registered with the "Fondo Interbancario di Tutela dei Depositi" and the "Fondo Nazionale di Garanzia" ("UCI" and together with BNL and ISP the "Original Lenders"), and any of their universal successors (successore a titolo universale), transferees (cessionario) or assignees (avente causa) pursuant to the terms of the Facility Agreement (as defined below) or by law (the "Beneficiaries").

WHEREAS:

(A)	as at the date of this Guarantee, the Guarantor holds indirectly an overall participation equal to 100% of the corporate capital of Gianni Versace S.r.l., a limited liability company (società a responsabilità limitata) incorporated under the laws of the Republic of Italy, with registered office at Piazza Luigi Einaudi, 4 Milan, tax code and No. of registration with Companies’ Register of Milano – Monza Brianza – Lodi: 04636090963 (the "Company");
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(B)	on 5 December 2022, the Company, as borrower, has entered into a term loan facility agreement (the "Facility Agreement"), with Banca Nazionale del Lavoro S.p.A., Intesa Sanpaolo S.p.A. and Unicredit S.p.A. as mandated lead arrangers, Intesa Sanpaolo S.p.A. as agent (the "Agent"), and the Original Lenders;
(C)	under and pursuant to the Facility Agreement, the Original Lenders have made available to the Company a term facility for an aggregate amount up to euro 450,000,000.00 (the "Facility"), upon the terms and subject to the conditions set forth therein;
(D)	upon request of the Beneficiaries, the Guarantor has agreed to guarantee the payment obligations of the Company to the Beneficiaries under the Finance Documents (as defined in the Facility Agreement) in the manner hereafter set out.

NOW THEREFORE, the parties hereby agree as follows:

DEFINITIONS AND INTERPRETATION

Unless defined in this Guarantee or the context provides otherwise, the terms defined in the Facility Agreement used in this Guarantee, or in any notice given under or in connection with this Guarantee, shall bear the same meaning ascribed to them in the Facility Agreement.

TERMS AND CONDITIONS

1.	First demand autonomous guarantee
1.1	Subject to Clause 3 (Payment mechanics) below, the Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiaries, upon first demand and without the need for any prior action and waiving any challenge and defence, the due and punctual performance by the Company of all the Company’s payment obligations (including default interest, fees and costs) under the Finance Documents (the "Guaranteed Obligations"), when and as the same shall become due and payable in accordance with the terms thereof, in any case up to the Maximum Guaranteed Amount (as defined below).
1.2	This Guarantee is a first demand autonomous guarantee (garanzia autonoma a prima richiesta) and not a "fideiussione", independent and separate from the obligations of the Borrower and is a continuing guarantee which will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. The Guarantor therefore in relation to this Guarantee expressly and irrevocably: (a) agrees that the Beneficiaries may proceed against the Guarantor to enforce this Guarantee without taking any prior action against the Company, and (b) waives the benefits, rights and exceptions under articles 1247, 1939, 1941, 1944, 1945, 1949, 1955, 1956 and 1957 of the Italian Civil Code, as well as any other right, remedy, exception and/or defence, including based on any claims that the Company or any third party may have against the Beneficiaries and/or any claim based on the validity and effectiveness of any of the relationship arising out of the Finance Documents, and/or any claims the Guarantor or the Company may have based on any applicable law or regulation of any jurisdiction.
1.3	The Guarantor’s obligations under this Guarantee will not be released, reduced, prejudiced or diminished by: (i) any time, indulgence or concession given by the
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Beneficiaries to the Company in relation to the Guaranteed Obligations; (ii) any invalidity, ineffectiveness, or other defect of any kind (including, without limitations, unenforceability and/or illegality) of or relating to the Facility Agreement or the Guaranteed Obligations; (iii) any variation, amendment, supplement, extension, waiver or release at any time entered into or granted in respect of the Finance Documents or any of the Guaranteed Obligations; (iv) the insolvency, administration, liquidation of, or administration order in relation to, the Company; and/or (v) any change in the Guarantor’s participation, whether direct or indirect, in the corporate capital of the Company.

2.	Maximum Guaranteed Amount

The maximum aggregate liability of the Guarantor, according to this Guarantee, shall not exceed euro 675,000,000.00 (six hundred and seventy-five million/00) (the "Maximum Guaranteed Amount") and, beyond that limit, the Guarantor will not have liability of any kind to the Beneficiaries hereunder regarding any kind of claim whether in principal, interests, costs, expenses, fees or other sums due.

3.	Payment mechanics
3.1	Any Beneficiaries’ demand under this Guarantee shall be made in writing by the Agent in the form set out in Schedule 1 (Form of Payment Demand) (the "Payment Demand") and shall state the unpaid amount due for payment.
3.2	The Payment Demand shall be sent together with (i) a statement that the Beneficiaries are calling upon the Guarantor to pay under this Guarantee; and (ii) a statement by the Agent that the amount claimed is due and payable under the Finance Documents, it being understood that in no event shall the aggregate amount under all Payment Demands made hereunder exceed the Maximum Guaranteed Amount.
3.3	Any payment due by the Guarantor hereunder shall be made within 5 (five) Business Days (as this term is defined below) of receipt of the Payment Demand, without any set-off, assertion of defence or counterclaim pursuant to the Finance Documents or otherwise, and via bank transfer to the bank account which shall be indicated by the Beneficiaries, acting through the Agent, in writing. Each payment made under this Guarantee shall be paid without any deduction or withholding for or on account of tax (a "Tax Deduction") unless a Tax Deduction is required by law. If a Tax Deduction is required by law to be made, the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
3.4	All payment made under this Guarantee are exclusive of any value added tax or similar charge ("VAT"). If VAT is chargeable, the Guarantor shall also and at the same time pay to the recipient of the relevant payment an amount equal to the amount of the VAT.
3.5	If the Guarantor fails to pay any amount payable by it under this Guarantee on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment at a rate equal to 2% per annum ("Default Interest").
3.6	This Guarantee may be enforced one or more times, even partially, up to the Maximum Guaranteed Amount. It is understood that any payment made for the benefit of the
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Beneficiaries pursuant to this Guarantee will reduce the Maximum Guaranteed Amount for an amount equal to the amount actually paid under any Payment Demand.

4.	Representations of the Guarantor
4.1	The Guarantor represents to each Beneficiary that:
(a)	it is a corporation, duly incorporated, validly existing and in good standing under the law of its jurisdiction of incorporation;
(b)	it has the power to own its assets and carry on its business as it is being conducted;
(c)	the persons executing this Guarantee have been duly empowered to do so by the Guarantor’s competent corporate bodies;
(d)	it has the power to enter into, perform and deliver, and has taken all necessary actions to authorise the entry into, the performance and the delivery of, the Guarantee and the transactions contemplated by it;
(e)	the obligations expressed to be assumed by it under the Guarantee are legal, valid, binding and enforceable obligations;
(f)	the entry into and performance by it of, and the transactions contemplated by, the Guarantee do not and will not conflict with (a) any law or regulation applicable to it; (b) its constitutional documents; or (c) any agreement or instrument binding upon it;
(g)	all authorisations required or desirable:
(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Guarantee; and
(ii)	to make the Guarantee admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect;

(h)	the choice of Italian law as the governing law of the Guarantee will be recognised and enforced in its jurisdiction of incorporation;
(i)	any judgment obtained in Italy in relation to the Guarantee will be recognised and enforced in its jurisdiction of incorporation;
(j)	its payment obligations under the Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;
(k)	it has a good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations to use, the assets necessary to carry on its business as presently conducted; and
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(l)	no corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);
(ii)	a composition, compromise, assignment or arrangement with any of its creditor;
(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of it or any of its assets; or
(iv)	enforcement of any Security (as defined under the Facility Agreement) over any of its assets,

or any analogous procedure or step is taken in its jurisdiction.

4.2	With respect to itself and the Guarantor Group (as defined under the Facility Agreement), the Guarantor makes in favour of each Beneficiary the representations set out under clauses 17.21 (Sanctions), 17.22 (Anti-bribery and corruption) and 17.23 (Anti-Money Laundering) of the Facility Agreement.
4.3	The representations set out in letters (a) to (k) of this Clause 4 and in Clause 4.2 are deemed to be repeated by the Guarantor (by reference to the facts and circumstances then existing) on the date of the Utilisation Request and the first day of each Interest Period (each term as defined under the Facility Agreement).
5.	Undertakings of the Guarantor
5.1	The Guarantor hereby confirms that it has received a copy of the Facility Agreement and acknowledges the terms and conditions set out thereunder, including, without limitation, the representations made, and the undertakings assumed, by the Company pursuant to the Facility Agreement (including, without limitation, the undertaking set out in clause 19 (Financial covenants) of the Facility Agreement).
5.2	The Guarantor undertakes to provide the Company promptly with any documents, details and/or information that the Company is required to supply to the Agent pursuant to the Facility Agreement.
6.	Agent of the Beneficiaries
6.1	The Guarantor and the Beneficiaries acknowledge that the Agent represents the Beneficiaries (jointly and severally) and acts as their agent (mandatario con rappresentanza) under and in connection with the execution and any amendment of this Guarantee and the constitution, acknowledgement, extension, release and enforcement of this Guarantee (but excluding, for the avoidance of any doubts, representation in connection with judicial litigation). The Agent (acting on the instructions and with the prior consent of all the Beneficiaries) may execute, negotiate and despatch any document for and on behalf of the Beneficiaries and exercise each and every right, power, authority and discretion granted to the Beneficiaries pursuant to this Guarantee
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in their name and on their behalf (in nome e per conto), with the express consent pursuant to articles 1394 and 1395 of the Italian Civil Code.

6.2	The Guarantor shall send any notice (even if addressed to the other Beneficiaries or any of them, as the case may be) to the Agent. Any notice from the Agent in relation to this Guarantee shall be deemed to be from the other Beneficiaries also unless the notice states otherwise.
7.	Miscellaneous
7.1	If any discharge, release or arrangement is made by a Beneficiary in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.
7.2	No failure to exercise, nor any delay in exercising, on the part of the Agent, any right or remedy under this Guarantee shall operate as a waiver of any such right or remedy No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided under this Guarantee are cumulative and not exclusive of any rights or remedies provided by law.
7.3	The Guarantor shall not be entitled to assign or transfer all or part of its obligations under this Guarantee, without the previous written consent of the Beneficiaries.
7.4	No amendment, modification or waiver in respect of this Guarantee shall be effective unless, such amendment, modification or waiver is made in writing and signed by the Guarantor and the Agent (acting on the instructions of all the Beneficiaries).
7.5	This Guarantee is in addition to and will not affect or be affected by any other security or other right the Beneficiaries may have at any time against the Company, the Guarantor or any other person in respect of all or any part of the Facility Agreement or the Guaranteed Obligations.
7.6	Any communication to be made under or in connection with this Guarantee (including, but not limited to, the Payment Demand) shall be made by registered letter with acknowledgement of receipt, e-mail or registered email (PEC) to the following addresses:
(a)	in the case of the Guarantor, at the registered office of the Company at which it elects domicile, as set out below:

Gianni Versace S.r.l.

address:	Piazza Einaudi, 4
20124 Milan
e-mail:	marco.gilardi@versace.it
andrea.tripodo@capriholdings.com
PEC:	gianniversace@pecversace.it
attention of:	CFO and Senior Manager Treasury

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Copy to:

Capri Holdings Limited

address:	33 Kingsway
WC2B 6UF London United Kingdom
e-mail:	david.provenzano@capriholdings.com
attention of:	David Provenzano

(b)	in the case of the Agent/Beneficiaries
address:	Largo Mattioli, 3
20121 Milan Italy
e-mail:	manuela.galeazzi@intesasanpaolo.com
antonella.cavallo@intesasanpaolo.com
PEC:	imi.loanagency@pec.intesasanpaolo.com
attention of:	Manuela Galeazzi / Antonella Cavallo

8.	Governing Law and Jurisdiction
8.1	This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by Italian law.
8.2	The courts of Milan have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute relating to the existence, validity or termination of this Guarantee or any non-contractual obligation arising out of or in connection with this Guarantee) (a "Dispute"). The Parties agree that the courts of Milan are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary
8.3	Notwithstanding paragraph 8.2 above, no Beneficiary shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Beneficiaries may take concurrent proceedings in any number of jurisdictions.

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Schedule 1

Form of Payment Demand

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We hereby notify you of our acceptance of the parent company guarantee set out above.

Yours sincerely

Capri Holdings Limited

/s/ David Provenzano
By:	David Provenzano
Title:	SVP, Tax and Risk Management, Treasurer

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* * *

Should you agree with the above proposal, please manifest your acceptance thereof by sending us a letter which reproduces the contents of this letter and of the parent company guarantee, duly signed by way of acceptance by a representative authorized to bind your company.

Yours sincerely

Intesa Sanpaolo S.p.A.

/s/ Manuela Fornoni
By:	Manuela Fornoni

5 dicembre 2022

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We hereby notify you of our acceptance of the parent company guarantee set out above.

Yours sincerely

Banca Nazionale de Lavoro S.p.A.

/s/ Francesca D’Alberto		/s/ Rocco Pellegrino
By:	Francesca D’Alberto	By:	Rocco Pellegrino

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We hereby notify you of our acceptance of the parent company guarantee set out above.

Yours sincerely

UniCredit S.p.A.

/s/ Luca De Dominicis		/s/ Leonardo Cartei
By:	Luca De Dominicis	By:	Leonardo Cartei

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